UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As previously disclosed, on August 31, 2022, Purple Innovation, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gelato Intermediate, LLC, a wholly owned subsidiary of the Company (“Purchaser”), Gelato Merger Sub, Inc. a wholly owned subsidiary of the Purchaser (“Merger Sub”), Advanced Comfort Technologies, Inc. d/b/a INTELLIbed (“ACTI”) and D. Scott Peterson, an individual, as Stockholders’ Agent. Pursuant to the Merger Agreement, on August 31, 2022, Merger Sub merged with and into ACTI (the “Merger”), with ACTI continuing as the surviving entity and a wholly owned subsidiary of the Company. The Merger closed on August 31, 2022.

Under the Merger Agreement, the Company agreed to issue to securityholders of ACTI an additional 1,500,000 shares of Class A Common Stock if the Closing Price (as defined in the Merger Agreement) did not equal or exceed $5.00 for at least ten trading days over any period of 30 consecutive trading days during the period beginning on the six month anniversary of the closing date and ending on the 18 month anniversary of the closing date, or February 29, 2024. The Closing Price did not equal or exceed $5.00 during the relevant period. Therefore, on March 4, 2024, the Company issued an aggregate of 1,500,000 shares to the securityholders of ACTI.

The Company issued the shares of Class A Common Stock described above in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended for offerings not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2024	PURPLE INNOVATION, INC.

	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer

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